Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement for the issuance and sale from time to time, in one or more series, and in any combination, of up to $1 billion principal amount of unsecured long-term debt securities and/or shares of common stock (including associated rights to purchase common stock); and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Gary R. Johnson, Benjamin G.S. Fowke III and Cathy J. Hart, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3 (or such other appropriate form) relating to the issuance and sale from time to time of up to $1 billion of unsecured debt securities and/or common stock (including associated rights to purchase common stock) and to any and all amendments and supplements (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 17th day of May, 2006.

/s/ Richard C. Kelly	/s/ Benjamin G.S. Fowke III
Richard C. Kelly President, Chief Executive Officer and Chairman of the Board	Benjamin G.S. Fowke III Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Teresa S. Madden	/s/ C. Coney Burgess
Teresa S. Madden Vice President and Controller (Principal Accounting Officer)	C. Coney Burgess Director

/s/ Fredric W. Corrigan	/s/ Richard K. Davis
Fredric W. Corrigan Director	Richard K. Davis Director

/s/ Roger R. Hemminghaus	/s/ A. Barry Hirschfeld
Roger R. Hemminghaus Director	A. Barry Hirschfeld Director

/s/ Douglas W. Leatherdale	/s/ Albert F. Moreno
Douglas W. Leatherdale Director	Albert F. Moreno Director

/s/ Margaret R. Preska	/s/ A. Patricia Sampson
Margaret R. Preska Director	A. Patricia Sampson Director

/s/ Richard H. Truly
Richard H. Truly Director